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                                                                     Exhibit 1.1

                1,000,000 to 1,600,000 Shares of Common Stock
                        bright-technologies.com, inc.

                             UNDERWRITING AGREEMENT

                                 April 30, 1999

ROCKCREST SECURITIES L.L.C.
3811 Turtle Creek Boulevard, Suite 520
Dallas, Texas 75219

Ladies and Gentlemen:

      bright-technologies.com, inc., a Delaware corporation (the "Company"), has an authorized capitalization of 30,000,000 shares of common stock, par value $0.001 per share (the "Common Stock") and 5,000,000 shares of preferred stock, par value $0.01 per share (the "Preferred Stock"), of which 6,000,000 shares of Common Stock and no shares of Preferred Stock are currently issued and outstanding. This Agreement contemplates that Rockcrest Securities L.L.C. (sometimes referred to herein as the "Underwriter"), pursuant to the terms of this Agreement, will us its best efforts to sell, for the account of the Company, a minimum of 1,000,000, and a maximum of 1,600,000, shares of Common Stock at a price of $5.00 per share. The term "Shares", as used herein, includes as many of the shares of Common Stock as are issued and sold pursuant to the terms hereof, unless the context indicates otherwise.

      The Company hereby confirms as follows its agreement with you in connection with the proposed offer and sale of the Shares:

1. Representations and Warranties.

      (a) The Company represents and warrants to, and agrees with, the Underwriter, that each of the following representations and warranties will be true and correct in all material respects on the Effective Date (as defined herein), and on each date of delivery of and payment for Shares hereunder (each such date, a "Closing Date" and, collectively, the "Closing Dates").

            (i) The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form SB-2 for the registration of the Shares under the Securities Act of 1933, as amended (the "1933 Act"), including the related prospectus subject to completion, and one or more amendments to such registration statement as may be necessary to permit such registration statement to become effective, in each case in conformity in all material respects with the requirements of the 1933 Act and the rules and regulations promulgated thereunder (the "1933 Act Regulations"). Copies of such registration statement, including any amendments thereto, each Preliminary Prospectus (as defined herein) contained therein and the exhibits, financial statements and schedules to such registration statement, as finally amended and revised, have heretofore been delivered by the Company to the


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Underwriter. As used in this Agreement, the term "Registration Statement" means such registration statement, as amended at the time when it was or is declared effective under the 1933 Act, including (1) all financial schedules and exhibits thereto, and (2) any information omitted therefrom pursuant to Rule 430A of the 1933 Act Regulations ("Rule 430A") and included in the Prospectus (as defined herein); the term "Preliminary Prospectus" means each prospectus subject to completion filed with such registration statement or any amendment thereto; and the term "Prospectus" means the prospectus first filed with the Commission pursuant to Rule 424(b)(1) or (4) of the 1933 Act Regulations or, if no prospectus is required to be filed pursuant to Rule 424(b)(1) or (4), the prospectus included in the Registration Statement, in each case including the financial schedules thereto. The date on which the Registration Statement becomes effective is hereinafter referred to as the "Effective Date."

            (ii) No order preventing or suspending the use of any Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) has been issued by the Commission, nor has the Commission, to the knowledge of the Company, threatened to issue such an order or instituted proceedings for that purpose. Each Preliminary Prospectus, at the time of filing thereof, (A) complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations, and (B) did not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty does not apply to statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter expressly for inclusion in the Registration Statement, the Preliminary Prospectus or the Prospectus (the "Underwriter's Information").

            (iii) At the Effective Date and at all times subsequent thereto, up to and including each Closing Date, the Registration Statement and any post-effective amendment thereto (A) complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations, and
(B) did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty does not apply to the Underwriter's Information.

            (iv) At the Effective Date and at all times when the Prospectus is required to be delivered in connection with offers and sales of Shares, including, without limitation, each Closing Date, the Prospectus, as amended or supplemented, (A) complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations, and (B) did not and will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty does not apply to the Underwriter's Information.

            (v) The Company is duly organized, validly existing and in good standing under the laws of the State of Delaware, with full power and authority to own, lease and operate


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its properties and conduct its business as described in and contemplated by the
Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) and as currently being conducted. The Company has the power and authority to issue and sell the Shares, to enter into and perform its obligations under this Agreement and to consummate the transactions herein contemplated. The Company is duly qualified to transact business and in good standing in each jurisdiction in which the conduct of its business or the ownership of its properties requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the financial condition, stockholders equity or results of operations of the Company or the Subsidiary (as defined herein) taken as a whole ("Material Adverse Effect").

            (vi) The Company's only subsidiary is Bright Technologies, Inc., a Georgia corporation (the "Subsidiary"). The Company does not own or control, directly or indirectly, more than 5% of any class of equity security of any corporation, association or other entity other than the Subsidiary. The Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia. The Subsidiary has full corporate and other power and authority to own, lease and operate its properties and to conduct its business as described in and contemplated by the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) and as currently being conducted.

            (vii) The Subsidiary is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property or conducts its business so as to require such qualification, except where the failure to so qualify would not have a Material Adverse Effect. All of the issued and outstanding shares of capital stock of the Subsidiary (A) have been duly authorized and are validly issued, (B) are fully paid and nonassessable, and (C) except as disclosed in the Prospectus (or if the Prospectus is not in existence, the most recent Preliminary Prospectus), are owned by the Company, free and clear of any security interest, mortgage, pledge, lien, encumbrance, restriction upon voting or transfer, preemptive rights, claim or equity.

            (viii) The capital stock of the Company will, on the Effective Date, conform to the description thereof contained in the Prospectus (or if the Prospectus is not in existence, the most recent Preliminary Prospectus) in all material respects. The outstanding shares of capital stock and equity securities of the Company have been duly authorized and validly issued and are fully paid and nonassessable, and no such shares were issued in violation of the preemptive or similar rights of any security holder of the Company. No person has any preemptive or similar right to purchase any shares of capital stock or equity securities of the Company.

            (ix) The Company has all requisite power and authority to issue, sell and deliver the Shares in accordance with and upon the terms and conditions set forth in this Agreement, the Registration Statement and the Prospectus (or if the Prospectus is not in existence, the most recent Preliminary Prospectus). All corporate action required to be taken by the Company for the authorization, issuance, sale and delivery of the Shares in accordance with such terms and conditions has been validly and sufficiently taken. The Shares, when delivered in


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accordance with this Agreement, will be duly and validly issued and outstanding and will be fully paid and nonassessable, will not be issued in violation of or subject to any preemptive or similar rights, and will conform in all material respects to the description thereof in the Registration Statement and the Prospectus (or if the Prospectus is not in existence, the most recent Preliminary Prospectus).

            (x) The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated by this Agreement, the Registration Statement and the Prospectus (or if the Prospectus is not in existence, the most recent Preliminary Prospectus), do not and will not conflict with, result in the creation or imposition of any material lien, claim, charge, encumbrance or restriction upon any property or assets of the Company or the Subsidiary or the Shares pursuant to, constitute a breach or violation of, or constitute a default under, with or without notice or lapse of time or both, the certificate or articles of incorporation or by-laws of the Company or the Subsidiary, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease, Permit or any other agreement or instrument to which the Company or the Subsidiary is a party or by which either of them or any of their respective properties may be bound or any order, decree, judgment, rule or regulation of any court, arbitrator, government, or governmental agency or instrumentality, domestic or foreign, having jurisdiction over the Company or the Subsidiary or any of their respective properties, which conflict, creation, imposition, breach, violation or default would, either singly or in the aggregate, have a Material Adverse Effect. No authorization, approval, consent or order of or filing, registration or qualification with, any person (including, without limitation, any court, governmental body or authority) is required in connection with the transactions contemplated by this Agreement, except for the registration of the Shares under the 1933 Act and such as may be required under state securities laws or Interpretations or Rules of the National Association of Securities Dealers, Inc. ("NASD") in connection with the distribution of the Shares by the Underwriter.

            (xi) The Company has all requisite corporate power and authority to enter into this Agreement, and this Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes the legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by general principles of equity and by bankruptcy or other laws relating to or affecting creditors' rights generally and except as any indemnification or contribution provisions thereof may be limited under applicable securities laws.

            (xii) The Company and the Subsidiary have good and marketable title in fee simple to all real property and good title to all personal property owned by them and material to their business, in each case free and clear of all security interests, liens, mortgages, pledges, encumbrances, restrictions, claims, equities and other defects except such as are referred to in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) or such as do not materially affect the value of such property in the aggregate and do not materially interfere with the use made or proposed to be made of such property; and all of the leases under which the Company or the Subsidiary hold real or personal property are valid, existing and enforceable leases and in full force and effect with such exceptions as are not material and do not


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materially interfere with the use made or proposed to be made of such real or personal property by the Company, and neither the Company nor the Subsidiary is in default in any material respect of any of the terms or provisions of any material leases.

            (xiii) Tabb, Conigliaro & McGann, P.C., who have certified certain of the financial statements of the Company and the Subsidiary, including the notes thereto, included in the Registration Statement and Prospectus, are independent public accountants with respect to the Company and the Subsidiary as required by the 1933 Act and the 1933 Act Regulations.

            (xiv) The financial statements, including the notes thereto, included in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) with respect to the Company and the Subsidiary, comply in all material respects with the 1933 Act and the 1933 Act Regulations and present fairly the financial position of the entities covered thereby as of the dates indicated and the results of operations, cash flows and changes in shareholders' equity of the entities covered thereby for the periods specified, and have been prepared in conformity with generally accepted accounting principles. The selected and summary financial data concerning the Company and the Subsidiary included in the Registration Statement and the Prospectus (or such Preliminary Prospectus) comply in all material respects with the 1933 Act and the 1933 Act Regulations, present fairly the information set forth therein, and have been compiled on a basis consistent with that of the financial statements of the Company and the Subsidiary in the Registration Statement and the Prospectus (or such Preliminary Prospectus). The other financial, statistical and numerical information included in the Registration Statement and the Prospectus (or such Preliminary Prospectus) complies in all material respects with the 1933 Act and the 1933 Act Regulations, presents fairly the information shown therein, and to the extent applicable has been compiled on a basis consistent with the financial statements of the Company and the Subsidiary included in the Registration Statement and the Prospectus (or such Preliminary Prospectus).

            (xv) Since the respective dates as of which information is given in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), except as otherwise stated therein:

                  (A) neither the Company nor the Subsidiary has sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, except for such loss or interference or labor dispute or court or governmental action, order or decree as would not have a Material Adverse Effect;

                  (B) there has not been any material adverse change in the Company and Subsidiary taken as a whole, or any development which is reasonably likely to have a Material Adverse Effect;

                  (C) neither the Company nor the Subsidiary has incurred any liabilities or obligations, direct or contingent, or entered into any material transactions, other than


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in the ordinary course of business, which is material to the Company and
Subsidiary taken as a whole; and

                  (D) the Company has not declared or paid any dividend or distribution on its capital stock.

            (xvi) Except as set forth in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), no charge, investigation, action, suit or proceeding is pending or, to the knowledge of the Company, threatened, against or affecting the Company or the Subsidiary or any of their respective properties before or by any court or any regulatory, administrative or governmental official, commission, board, agency or other authority or body, or any arbitrator, wherein an unfavorable decision, ruling or finding would reasonably be expected to have a material adverse effect on the consummation of this Agreement or the transactions contemplated herein or the Company and Subsidiary taken as a whole or which is required to be disclosed in the Registration Statement or the Prospectus and is not so disclosed.

            (xvii) There are no contracts or other documents required to be filed as exhibits to the Registration Statement by the 1933 Act or the 1933 Act Regulations which have not been filed as exhibits or incorporated by reference into the Registration Statement, or that are required to be summarized in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) that are not so summarized.

            (xviii) The Company and the Subsidiary have prepared and filed all necessary federal and state tax returns which are required to be filed by them and have paid all taxes shown as due thereon and have paid all other taxes and assessments to the extent that the same shall have become due, except such as are being contested in good faith or where the failure to so prepare and file would not have a Material Adverse Effect. The Company has no knowledge of any tax deficiency which has been or might be assessed against the Company or the Subsidiary which, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

            (xix) Each of the material contracts, agreements and instruments described or referred to in the Registration Statement or the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), and each contract, agreement and instrument filed as an exhibit to the Registration Statement, is in full force and effect and is the legal, valid and binding agreement of the Company or the Subsidiary, enforceable in accordance with its terms, except (A) to the extent set forth in the Prospectus (or such Preliminary Prospectus, (B) as the enforcement thereof may be limited by general principles of equity and by bankruptcy or other laws relating to or affecting creditors' rights generally, (C) to the extent such unenforceability would not have a Material Adverse Effect or (D) with respect to any indemnification or contribution provision thereof, as may be limited by applicable securities laws. Except as disclosed in the Prospectus (or such Preliminary Prospectus), to the knowledge of the Company, no other party to any such agreement is (with or without notice or lapse of time or both) in breach or default in any material respect thereunder.


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            (xx) The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company
Act").

      (b) The Underwriter represents and warrants to, and agrees with, the Company, that each of the following representations and warranties are true and correct on the date hereof, and will be true and correct in all material respects on the Effective Date and on each Closing Date:

            (i) The Underwriter is registered as a broker-dealer with the Commission, is registered, to the extent registration is required, with the appropriate governmental agency in each state in which it will offer or sell the Shares, is a member of the National Association of Securities Dealers, Inc. ("NASD"), and will use its best efforts to maintain such registrations, qualifications and memberships throughout the term of the offering of Shares contemplated hereby.

            (ii) No action or proceeding is pending or, to the knowledge of the Underwriter threatened, against the Underwriter or any of its officers, directors, principals or controlling persons concerning the Underwriter's activities as a broker or dealer.

            (iii) The Underwriter will offer the Shares only in those states and in the quantities that are identified in a Blue Sky Memorandum from the Company's counsel to the Underwriter that the offering of the Shares has been qualified for sale under the applicable state statutes and regulations; provided, however, that the Underwriter may offer the Shares in other states if
(i) the transaction is exempt from the registration requirements in such states,
(ii) the Company's counsel has received notice ten (10) days prior to the first proposed offer in such states, and (iii) the Company's counsel does not object within said 10-day period.

            (iv) The Underwriter, in connection with the offer and sale of the Shares and in the performance of its duties and obligations under this Agreement, agrees to use its best efforts to comply with all applicable federal laws, the laws of the states or other jurisdictions in which the Shares are offered and sold, and the applicable rules and regulations of the NASD.

            (v) The Underwriter is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Texas.

            (vi) The Underwriter has all requisite power and authority to enter into this Agreement, and this Agreement has been duly and validly authorized, executed and delivered by the Underwriter and constitutes the legal, valid and binding agreement of the Underwriter, enforceable against the Underwriter in accordance with its terms, except as the enforcement thereof may be limited by general principles of equity and by bankruptcy or other laws relating to or affecting creditors' rights generally and except as any indemnification or contribution provisions thereof may be limited under applicable securities laws.

            (vii) The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated by this Agreement, the Registration Statement


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and the Prospectus (or if the Prospectus is not in existence, the most recent
Preliminary Prospectus), do not and will not conflict with, result in the creation or imposition of any material lien, claim, charge, encumbrance or restriction upon any property or assets of the Underwriter pursuant to, constitute a breach or violation of, or constitute a default under, with or without notice or lapse of time or both, the articles of organization or regulations of the Underwriter, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease, permit or any other agreement or instrument to which the Underwriter is a party or by which it or any of its properties may be bound or any order, decree, judgment, rule or regulation of any court, arbitrator, government, or governmental agency or instrumentality, domestic or foreign, having jurisdiction over the Underwriter or any of its properties, which conflict, creation, imposition, breach, violation or default would, either singly or in the aggregate, have a material adverse effect on the Underwriter's financial condition, equity or results of operations.

2. Sale and Delivery of the Shares.

      (a) From the date of this Agreement until the close of business 180 days after the Effective Date (or such other offering period as is set forth in the Prospectus) (the "Offering Period"), the Company hereby appoints the Underwriter as its exclusive agent to sell the Shares for the Company's account at a purchase price of $5.00 per Share. The Underwriter accepts such appointment and agrees to use its best efforts to sell the Shares, in accordance with and subject to the terms and conditions of this Agreement. The Company acknowledges that the Underwriter is not obligated to purchase any or all of the Shares on a firm commitment basis.

      (b) The Underwriter shall deposit all funds received by it from the sale of the Shares in an escrow account with an escrow agent selected by the Company, by 12:00 noon of the next business day in compliance with NASD Notice to Members 84-7, dated January 30, 1984, and shall instruct any co-underwriters or selected dealers to do likewise. Such deposits shall continue to be made until either (i) such funds are turned over to the Company for the Shares or (ii) such funds are returned directly to the persons who subscribe for the Shares, without interest thereon or deduction therefrom; all in accordance with the terms of an escrow agreement to be entered into prior to the Effective Date.

      (c) On or before the fifth business day following the Company's and the Underwriter's receipt of notification from the escrow agent that it has received cash or cleared funds for 1,000,000 Shares during the Offering Period, the initial closing on the sale of such Shares shall occur at a time and place agreed upon by the Company and the Underwriter, provided that the other conditions to Closing set forth in Section 7 hereof have been satisfied. The date of such closing is referred to herein as the "Initial Closing Date" and such closing is referred to as the "Initial Closing." At the Initial Closing, the Company will deliver to the Underwriter the certificates for the Shares (in such denominations and in such names as the Underwriter shall request upon at least 48 hours prior written notice) against payment to the Company by the escrow agent, on behalf of the purchasers of such Shares (by wire transfer or other immediately available funds acceptable to the Company), of the public offering price of such Shares, less the Underwriter's selling commission equal to ten percent (10%) of the public


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offering price of such Shares. Such commission shall be paid to the Underwriter by the escrow agent at the Initial Closing.

      (d) Following the Initial Closing, the Company and the Underwriter shall mutually agree upon the time and place for additional closings on Shares sold during the balance of the Offering Period and shall instruct the escrow agent, in writing signed by both the Company and the Underwriter, to make payment for any Shares as to which a closing shall occur to the Company, less the 10% selling commission payable to the Underwriter for such Shares, against delivery to the Underwriter by the Company of certificates for the Shares sold at such closing. Such commission shall be paid to the Underwriter by the escrow agent at such closing.

      (e) In offering the Shares for sale the Underwriter is acting solely as agent for the Company. Any such offer shall be made upon the terms and subject to the conditions set forth in the Registration Statement and Prospectus. Neither the Underwriter nor any person acting on its behalf, including any co-underwriter or selected dealer, shall have any authority to give any information or make any representations in connection with any offer or sale of the Shares other than as contained in the Prospectus or as is otherwise expressly authorized in writing by the Company. The Underwriter shall have the right to engage the services of co-underwriters with regard to the offering contemplated hereby pursuant to separate written agreement in a form approved by the Company. Such separate agreement shall provide in part that (i) the Underwriter shall act as managing underwriter hereunder, (ii) the rights of the co-underwriters shall not exceed the rights of the managing underwriter, (iii) the liabilities of the co-underwriters shall not be less than the liabilities of the managing underwriter, (iv) the managing underwriter shall have the right to allot any portion of the Underwriter's compensation to the co-underwriters and
(v) the managing underwriter shall have the right to reject orders from such co-underwriters, in whole or in part, for any of the Shares to be offered in contemplation of this Agreement. The Underwriter also may engage registered dealers selected by it to solicit sales of Shares pursuant to a Selected Dealer Agreement, substantially in the form attached hereto as Exhibit A, and pursuant to which it may allow such concession (out of its underwriting commission) as it may determine within the limits set forth in the Registration Statement and Prospectus.

3. Certain Covenants of the Company. The Company covenants with the Underwriter as follows:

      (a) The Company shall use its best efforts to cause the Registration Statement and any amendments thereto to become effective as promptly as possible. If the Registration Statement becomes effective pursuant to Rule 430A and information has been omitted therefrom in reliance on Rule 430A, then the Company will prepare and file in accordance with Rule 430A and Rule 424(b) copies of the Prospectus or, if required by Rule 430A, a post-effective amendment to the Registration Statement (including the Prospectus) containing all information so omitted.

      (b) The Company shall notify the Underwriter immediately, and confirm such notice in writing:


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            (i) when the Registration Statement, or any post-effective amendment to the Registration Statement, has become effective, or when the Prospectus or any supplement to the Prospectus or any amended Prospectus has been filed;

            (ii) of the receipt of any comments or requests from the Commission relating to the Registration Statement or the Prospectus;

            (iii) of any request of the Commission to amend or supplement the Registration Statement, any Preliminary Prospectus or the Prospectus or for additional information; and

            (iv) of the issuance by the Commission or any state or other regulatory body of any stop order or other order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus or the Prospectus, or suspending the qualification of any of the Shares for offering or sale in any jurisdiction or the institution or threat of institution of any proceedings for any of such purposes. The Company shall use its best efforts to prevent the issuance of any such stop order or of any other such order and, if any such order is issued, to cause such order to be withdrawn or lifted as soon as possible.

      (c) The Company shall furnish to the Underwriter, from time to time without charge, as soon as available, as many copies as the Underwriter may reasonably request of (i) the registration statement as originally filed and of all amendments thereto including exhibits, whether filed before or after the Registration Statement becomes effective, (ii) all exhibits and documents incorporated therein or filed therewith, (iii) all consents and certificates of experts in executed form, (iv) each Preliminary Prospectus and all amendments and supplements thereto, and (v) the Prospectus, and all amendments and supplements thereto.

      (d) During the time when a prospectus is required to be delivered under the 1933 Act, the Company shall comply to the best of its ability with the 1933 Act and the 1933 Act Regulations and the Securities Exchange Act of 1934, as amended (the "1934 Act") and the rules and regulations of the Commission thereunder (the "1934 Act Regulations") so as to permit the completion of the distribution of the Shares as contemplated herein and in the Prospectus. The Company shall not file any amendment to the registration statement as originally filed or to the Registration Statement and shall not file any amendment thereto or make any amendment or supplement to any Preliminary Prospectus or to the Prospectus of which the Underwriter shall not previously have been advised in writing and provided a copy a reasonable time prior to the proposed filings thereof or to which the Underwriter or counsel for the Underwriter shall object. If it is necessary, in the Company's reasonable opinion or in the reasonable opinion of the Company's counsel, to amend or supplement the Registration Statement or the Prospectus in connection with the distribution of the Shares, the Company shall forthwith amend or supplement the Registration Statement or the Prospectus, as the case may be, by preparing and filing with the Commission (provided the Underwriter or counsel for the Underwriter does not reasonably object), and furnishing to the Underwriter, such number of copies as the Underwriter may reasonably request of an amendment or amendments of, or a supplement or supplements to, the Registration Statement or the Prospectus, as the case may be (in form and substance

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reasonably satisfactory to the Underwriter and counsel for the Underwriter). If any event shall occur as a result of which it is necessary to amend or supplement the Prospectus to correct an untrue statement of a material fact or to include a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if for any reason it is necessary at any time to amend or supplement the Prospectus to comply with the 1933 Act and the 1933 Act Regulations, the Company shall, subject to the second sentence of this subsection (d), forthwith amend or supplement the Prospectus by preparing and filing with the Commission, and furnishing to the Underwriter, such number of copies as the Underwriter may reasonably request of an amendment or amendments of, or a supplement or supplements to, the Prospectus (in form and substance reasonably satisfactory to the Underwriter and counsel for the Underwriter) so that, as so amended or supplemented, the Prospectus shall not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

      (e) The Company shall cooperate with the Underwriter in order to qualify the Shares for offering and sale under the securities or blue sky laws of such jurisdictions within the United States of America as the Underwriter may reasonably request and shall continue such qualifications in effect so long as may be advisable for distribution of the Shares; provided, however, that the Company shall not be required to qualify to do business as a foreign corporation or file a general consent to service of process in any jurisdiction in connection with the foregoing. The Company shall file such statements and reports as may be required by the laws of each jurisdiction in which the Shares have been qualified as above. The Company will notify the Underwriter immediately of, and confirm in writing, the suspension of qualification of the Shares or threat thereof in any jurisdiction.

      (f) The Company shall make generally available to its security holders in the manner contemplated by Rule 158 of the 1933 Act Regulations and furnish to the Underwriter as soon as practicable, but in any event not later than 16 months after the Effective Date, a consolidated earnings statement of the Company conforming with the requirements of Section 11(a) of the 1933 Act and Rule 158.

      (g) The Company shall use the proceeds from the sale of the Shares to be sold hereunder substantially in the manner specified in the Prospectus under the caption "Use of Proceeds."

      (h) For five years from the Effective Date, the Company shall furnish to the Underwriter copies of all reports and communications (financial or otherwise) furnished by the Company to the holders of the Shares as a class, copies of all reports and financial statements filed with or furnished to the Commission (other than portions for which confidential treatment has been obtained from the Commission) or with any other national securities exchange or self-regulatory organization, and such other documents, reports and information concerning the business and financial condition of the Company as the Underwriter may reasonably request, other than such documents, reports and information which the Company has the legal obligation not to reveal to the Underwriter.

      (i) For a period of 180 days from the Effective Date, the Company shall not, without the Underwriter's prior written consent, directly or indirectly offer, sell, contract to sell or otherwise dispose of any shares of the Company's equity securities, any securities convertible or exchangeable for such equity securities or any other rights to acquire such equity securities, other than (A) Shares sold by the Underwriter or Selected Dealers pursuant to this Agreement, and (B) grants by the Company of stock options to employees or non-employee directors. The Company will cause each of its executive officers and directors, and beneficial owners of more than five percent of the Common Stock to deliver to the Underwriter on or before the date of this Agreement, an agreement satisfactory in form and substance to the Underwriter whereby each such person agrees, for a period of 180 days from the Effective Date, not to, directly or indirectly, offer, sell, contract to sell or otherwise dispose of any shares of the Company's equity securities, any securities convertible or exchangeable for the Company's equity securities or any other rights to acquire such equity securities without the prior written consent of the Underwriter.

      (j) The Company will prepare and file with the Commission a report on Form SR in accordance with the 1933 Act Regulations and will supply copies of the Form SR, and any amendments or supplements thereto, to the Underwriter within five days of its filing with the Commission.

      (k) Within 30 days following the Closing Date, the Company will, if necessary, register its Common Stock under section 12(g) of the 1934 Act and the 1934 Act Regulations; will use its best efforts to cause the registration statement to become effective; and will supply copies of the Form 8-A, and any amendments or supplements thereto, to the Underwriter within five days of its filling with the Commission.

      (l) As soon as is practicable after its securities become eligible therefor, the Company will apply for listing in Moody's Over-the-Counter Manual and Standard & Poors' Standard Corporation Records.

      (m) Subject to the sale of the Shares, the Company shall appoint a transfer agent reasonably satisfactory to the Underwriter.

5. Payment of Expenses. (a) Whether or not this Agreement is terminated or the sale of the Shares is consummated, the Company covenants and agrees that it will pay or cause to be paid (directly or by reimbursement) all costs and expenses incident to the performance of the obligations of the Company under this Agreement, including without limitation:

      (i) the preparation, printing, filing, delivery and shipping of the initial registration statement, the Preliminary Prospectus or Prospectuses, the Registration Statement and the Prospectus and any amendments or supplements thereto, and the printing, delivery and shipping of this Agreement, any other underwriting documents, and the certificates for the Shares;

      (ii) all fees, expenses and disbursements of counsel and accountants for the Company;

      (iii) all fees and expenses incurred in connection with the qualification of the Shares under the securities or blue sky laws of such jurisdictions as the Underwriter may request, including all filing fees in connection therewith;

      (iv) all fees and expenses incurred in connection with filings made with the NASD;

      (v) the cost of furnishing to the Underwriter copies of the initial registration statement, any Preliminary Prospectus, the Registration Statement and the Prospectus and all amendments or supplements thereto;

      (vi) the costs and charges of any transfer agent or registrar and the fees and disbursements of counsel to any transfer agent or registrar;

      (vii) all costs and expenses (including stock transfer taxes) incurred in connection with the printing, issuance and delivery of the Shares; and

      (viii) all other costs and expenses incident to the performance of the obligations of the Company hereunder that are not otherwise specifically provided for in this Section 5; provided, however, that the Underwriter shall pay its own costs and expenses, including without limitation (A) the costs and expenses of its counsel, (B) the expenses of advertising any offering of the Shares made by the Underwriter, and (C) stabilization costs, if any.

      (b) The Company has paid to the Underwriter, and the Underwriter acknowledges that it has received, $25,000 in cash as an accountable advance against its out-of-pocket costs and expenses relating to this offering. The Company shall have no liability to the Underwriter for the Underwriter's costs and expenses in excess of such advance. The Underwriter agrees that such advance shall not be used to cover Underwriter's general overhead, salaries, supplies or similar expenses of Underwriter incurred in the normal conduct of its business. Upon completion of the offering contemplated hereby, whether or not Shares are sold, or prior termination of this Agreement for any reason, the Underwriter shall account to the Company for its expenditures of the advance, and to refund to the Company any portion of such advance not actually expended by Underwriter in connection with the transactions contemplated hereby.

6. Warrants. On the Initial Closing Date, the Company shall issue to the Underwriter warrants pursuant to a Warrant Agreement substantially in the form attached hereto as Exhibit B, which shall entitle the warrant holder to purchase 100,000 shares of Common Stock at a purchase price per share equal to $6.00. The warrants shall be exercisable as provided in the Warrant Agreement for a period of four years, commencing one year after the Effective Date. Until one year after the Effective Date, the warrants may be transferred, sold or assigned only to officers or partners of the Underwriter and other members of the selling group.

7. Conditions of the Underwriter's Obligations. The obligations of the Underwriter under this Agreement are subject, in the Underwriter's reasonable discretion, to the accuracy of and compliance with the representations and warranties and agreements of the Company herein as of the Effective Date and as of the Closing Dates, to the accuracy of the written statements of the Company made pursuant to the provisions hereof, to the performance by the Company of its covenants and obligations hereunder and to the following additional conditions:

      (a) On or prior to each Closing Date, no stop order suspending the effectiveness of the Registration Statement or any amendment or supplement thereto shall have been issued under the 1933 Act or any applicable state securities laws and no proceedings for that purpose shall have been instituted or shall be pending, or, to the knowledge of the Company or the Underwriter, shall be contemplated by the Commission or any state authority. Any request on the part of the Commission or any state authority for additional information (to be included in the Registration Statement or Prospectus or otherwise) shall have been disclosed to the Underwriter and complied with to the satisfaction of the Underwriter and to the satisfaction of counsel for the Underwriter.

      (b) The Underwriter shall not have advised the Company in writing at or before any Closing Date that the Registration Statement or any post-effective amendment thereto, or the Prospectus or any amendment or supplement thereto, contains an untrue statement of a fact which, in the Underwriter's opinion, is material or omits to state a fact which, in the Underwriter's opinion, is material and is required to be stated therein or is necessary to make statements therein (in the case of the Prospectus or any amendment or supplement thereto, in light of the circumstances under which they were made) not misleading.

      (c) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement and the Shares, and the authorization and form of the Registration Statement and Prospectus, other than financial statements and other financial data, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be satisfactory in all material respects to the Underwriter, and the Company and the Subsidiary shall have furnished to the Underwriter all documents and information relating thereto that they may reasonably request to enable them to pass upon such matters.

      (d) Arter & Hadden LLP, counsel to the Company, shall have furnished to the Underwriter its signed opinion, dated the Initial Closing Date, in form and substance reasonably satisfactory to the Underwriter as to the matters set forth in Exhibit C hereto.

      (e) On or prior to the Initial Closing Date, the Underwriter shall have received from Tabb, Conigliaro & McGann, P.C. letters, dated the date of this Agreement and the Initial Closing Date, respectively, in form and substance satisfactory to the Underwriter, confirming that they are independent public accountants with respect to the Company and the Subsidiary within the meaning of the 1933 Act and the 1933 Act Regulations, and stating in effect that:

            (i) In their opinion, the financial statements of the Company and Subsidiary audited by them and included in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations.

            (ii) On the basis of the procedures specified by the American Institute of Certified Public Accountants as described in SAS No. 71, "Interim Financial Information," inquiries of officials of the Company or Subsidiary responsible for financial and accounting matters, and such other inquiries and procedures as may be specified in such letter, which procedures do not constitute an audit in accordance with U.S. generally accepted auditing standards, nothing came to their attention that caused them to believe that, if applicable, the unaudited interim financial statements of the Company or the Subsidiary, as the case may be, included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and 1933 Act Regulations or are not in conformity with U.S. generally accepted accounting principles applied on a basis substantially consistent, except as noted in the Registration Statement, with the basis for the audited financial statements of the Company or Subsidiary, as the case may be, included in the Registration Statement.

            (iii) On the basis of limited procedures, not constituting an audit in accordance with U.S. generally accepted auditing standards, consisting of a reading of the unaudited interim financial statements and other information referred to below, a reading of the latest available unaudited financial statements of the Company and the Subsidiary, inspection of the minute books of the Company and the Subsidiary since the date of the latest audited financial statements of the Company and the Subsidiary included in the Registration Statement, inquiries of officials of the Company and the Subsidiary responsible for financial and accounting matters, and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that, as of a specified date not more than five days prior to the date of such letter, there have been any changes in the capital stock of the Company, or any payment or declaration of any dividend or other distribution on such capital stock, in each case as compared with amounts shown in the latest unaudited interim statement of financial condition of the Company included in the Registration Statement, except for changes, increases or decreases which the Registration Statement specifically discloses have occurred or may occur or which are described in such letter.

      (f) At each Closing Date, the Underwriter shall have received certificates of the chief executive officer and the chief financial and accounting officer of the Company, which certificates shall be deemed to be made on behalf of the Company, dated as of such Closing Date, evidencing satisfaction of the conditions of Section 7(a) and stating that (i) the representations and warranties of the Company set forth in Section 2(a) hereof are accurate as of the Closing Date, and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to such Closing Date, (ii) since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any material adverse change in the condition (financial or otherwise), earnings, affairs, business, prospects or results of operations of the Company and the Subsidiary on a consolidated basis, (iii) since such dates there has not been any material transaction entered into by the Company or the Subsidiary other than transactions in the ordinary course of business, (iv) they have carefully examined the Registration Statement and the Prospectus as amended or supplemented and nothing has come to their attention that would lead them to believe that either the Registration Statement or the Prospectus, or any amendment or supplement thereto as of their respective effective or issue dates, contained, and the Prospectus as amended or supplemented at such Closing Date, contains any untrue statement of a material fact, or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and
(v) covering such other matters as the Underwriter may reasonably request. The officers' certificate of the Company shall further state that no stop order affecting the Registration Statement is in effect or, to their knowledge, threatened.

      (g) The NASD, upon review of the terms of the public offering of the Shares, shall not have objected to the Underwriter's participation in such offering.

      (h) The Underwriter shall have received on or before the Effective Date, the agreements of the executive officers, directors and five percent shareholders of the Company described in Section 4(i) hereof.

      (i) Prior to the Initial Closing Date and each additional Closing Date, the Company shall have furnished to the Underwriter all such other documents, certificates and opinions as they have reasonably requested.

      All opinions, certificates, letters and other documents shall be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Underwriter. The Company shall furnish the Underwriter with conformed copies of such opinions, certificates, letters and other documents as the Underwriter shall reasonably request.

      If any of the conditions referred to in this Section 7 shall not have been fulfilled when and as required by this Agreement, this Agreement may be terminated by the Underwriter on notice to the Company at, or at any time before, any Closing Date. Any such termination shall be without liability of the Underwriter to the Company.

8. Indemnification and Contribution.

      (a) The Company agrees to indemnify and hold harmless the Underwriter, and each person, if any, who controls the Underwriter within the meaning of the 1933 Act, against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation and reasonable attorney fees and expenses), joint or several, arising out of or based (i) upon any untrue statement or alleged untrue statement of a material fact made by the Company contained in the registration statement as originally filed or the Registration Statement, any Preliminary Prospectus or the Prospectus, or in any amendment or supplement thereto, (ii) upon any blue sky application or other document executed by the Company specifically for that purpose or based upon written information furnished by the Company filed in any state or other jurisdiction in order to qualify any of the Shares under the securities laws thereof (any such application, document or information being hereinafter referred to as a "Blue Sky Application"), (iii) any omission or alleged omission to state a material fact in the registration statement as originally filed or the Registration Statement, the Preliminary Prospectus or the Prospectus, or in any amendment or supplement thereto, or in any Blue Sky Application required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading, or (iv) the enforcement of this indemnification provision or the contribution provisions of Section 8(d); and shall reimburse each such indemnified party for any reasonable legal or other expenses as incurred, but in no event less frequently than 30 days after each invoice is submitted, incurred by them in connection with investigating or defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action, notwithstanding the possibility that payments for such expenses might later be held to be improper, in which case such payments shall be promptly refunded; provided, however, that the Company shall not be liable in any such case to the extent, but only to the extent, that any such losses, claims, damages, liabilities and expenses arise out of or are based upon any untrue statement or omission or allegation thereof that has been made therein or omitted therefrom in reliance upon and in conformity with the Underwriter's Information; provided, that the indemnification contained in this paragraph with respect to any Preliminary Prospectus shall not inure to the benefit of the Underwriter (or of any person controlling the Underwriter) to the extent any such losses, claims, damages, liabilities or expenses directly results from the fact that the Underwriter sold Shares to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus (as amended or supplemented if any amendments or supplements thereto shall have been furnished to the Underwriter consistent with the provisions hereof), and if such loss, claim, damage, liability or expense would not have arisen but for the failure to give or send such person such document. The foregoing indemnity agreement is in addition to any liability the Company may otherwise have to any such indemnified party.

      (b) The Underwriter agrees to indemnify and hold harmless the Company, each of its directors, each of its officers and each person, if any, who controls the Company within the meaning of the 1933 Act: (i) to the same extent as required by the foregoing indemnity from the Company to the Underwriter, but only with respect to the Underwriter's Information or information related to the Underwriter furnished in writing to the Company through the Underwriter by or on its behalf expressly for use in a Blue Sky Application, and (ii) against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation and reasonable attorney fees and expenses), joint or several, arising out of or based upon the breach (or alleged breach) by the Underwriter of its representations and warranties in this Agreement, or the violation (or alleged violation) by the Underwriter of any state or federal law, rule or regulation in the offer or sale of the Shares as contemplated hereby; provided, however, that such violation is not based upon any violation of such law, rule or regulation by the party claiming indemnification. The foregoing indemnity agreement is in addition to any liability which the Underwriter may otherwise have to any such indemnified party.

      (c) If any action or claim shall be brought or asserted against any indemnified party or any person controlling an indemnified party in respect of which indemnity may be sought from the indemnifying party, such indemnified party or controlling person shall promptly notify the indemnifying party in writing, and the indemnifying party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all expenses; provided, however, that the failure so to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under such paragraph, and further, shall only relieve it from liability under such paragraph to the extent materially prejudiced thereby. Any indemnified party or any such controlling person shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party or such controlling person unless (i) the employment thereof has been specifically authorized by the indemnifying party in writing, (ii) the indemnifying party has failed to assume the defense or to employ counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such action (including any impleaded parties) include both such indemnified party or such controlling person and the indemnifying party and such indemnified party or such controlling person shall have been advised by such counsel that there may be one or more legal defenses available to it that are different from or in addition to those available to the indemnifying party (in which case, if such indemnified party or controlling person notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party or such controlling person) it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time and for all such indemnified parties and controlling persons, which firm shall be designated in writing by the indemnified party and shall be reasonably satisfactory to the indemnifying party. Each indemnified party and each controlling person, as a condition of such indemnity, shall use reasonable efforts to cooperate with the indemnifying party in the defense of any such action or claim. The indemnifying party shall not be liable for any settlement of any such action effected without its written consent, but if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party and any such controlling person from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment. An indemnifying party shall not, without the prior written consent of each indemnified party, settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnity may be sought hereunder (whether or not such indemnified party or any person who controls such indemnified party within the meaning of the 1933 Act is a party to such claim, action, suit or proceeding), unless such settlement, compromise or consent includes a release of each such indemnified party reasonably satisfactory to each such indemnified party and each such controlling person from all liability arising out of such claim, action, suit or proceeding or unless the indemnifying party shall confirm in a written agreement with each indemnified party, that notwithstanding any federal, state or common law, such settlement, compromise or consent shall not alter the right of any indemnified party or controlling person to indemnification or contribution as provided in this Agreement.

      (d) If the indemnification provided for in this Section 8 is unavailable or insufficient to hold harmless an indemnified party under paragraphs (a), (b) or (c) hereof in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriter on the other in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The benefits received by the Underwriter on the one hand and the Company on the other shall be deemed to be allocated pro rata on the basis of the total underwriting discounts, commissions and compensation received by the Underwriter relative to the total net proceeds from the offering of the Shares (before deducting expenses) received by the Company, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company on the one hand and of the Underwriter on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this paragraph (d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in the first sentence of this paragraph (d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this paragraph (d), the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by the Underwriter and distributed to the public were offered to the public exceeds the amount of any damages that the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (d), each person who controls the Underwriter within the meaning of the 1933 Act shall have the same rights to contribution as the Underwriter, and each person who controls the Company within the meaning of the 1933 Act, each officer of the Company and each director of the Company shall have the same rights to contribution as the Company subject in each case to the preceding paragraph. The obligations of the Company under this paragraph (d) shall be in addition to any liability which the Company may otherwise have and the obligations of the Underwriter under this paragraph (d) shall be in addition to any liability that the Underwriter may otherwise have.

      (e) The indemnity and contribution agreements contained in this Section 8 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of the Underwriter or any person controlling the Underwriter or by or on behalf of the Company, or such directors, trustees or officers (or any person controlling the Company), (ii) acceptance of any Shares and payment therefor hereunder and (iii) any termination of this Agreement. A successor of the Underwriter or of the Company, such directors, trustees or officers (or of any person controlling the Underwriter or the Company) shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 8.

9. Termination. The Underwriter shall have the right to terminate this Agreement at any time at or prior to any Closing Date, without liability on the part of the Underwriter to the Company, if:

      (a) The Company shall have failed, refused, or been unable to perform any agreement on its part to be performed under this Agreement, or any of the conditions referred to in Section 7 shall not have been fulfilled, when and as required by this Agreement;

      (b) The Company or the Subsidiary shall have sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree which in the judgment of the Underwriter materially impairs the investment quality of the Shares;

      (c) There has been since the respective dates as of which information is given in the Registration Statement or the Prospectus, any materially adverse change in, or any development which is reasonably likely to have a Material Adverse Effect on the Company and the Subsidiary taken as a whole;

      (d) There has occurred any outbreak of hostilities or other calamity or crisis or material change in general economic, political or financial conditions, or internal conditions, the effect of which on the financial markets of the United States is such as to make it, in the Underwriter's reasonable judgment, impracticable to market the Shares or enforce contracts for the sale of the Shares;

      (e) Trading generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq Stock Market's National Market shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, by any of said exchanges or market system or by the Commission or any other governmental authority;

      (f) A banking moratorium shall have been declared by any federal or state authorities; or

      (g) Any action shall have been taken by any government in respect of its monetary affairs which, in the Underwriter's reasonable judgment, has a material adverse effect on the United States securities markets.

      If this Agreement shall be terminated pursuant to this Section 9, the Company shall not then be under any liability to the Underwriter except as provided in Sections 5 and 8 hereof.

10. Certain Definitions. The following terms shall have the following meanings:

      (a) "Business day." Means any day on which the New York Stock Exchange, Inc. is open for trading.

      (b) "Knowledge." Whenever a phrase herein is qualified by "the knowledge of the Company," or a similar phrase, it is intended to refer to the actual knowledge, after reasonable inquiry, of the directors and executive officers of the Company.

      (c) "Threatened." Any matter or thing will be deemed to have been "threatened" when used herein with respect to any party if that party has received notice, in writing, from the person whom the threat is attributable, or such person's agent, which makes specific reference to and clearly identifies the matter or thing being threatened.

11. Effective Date of Agreement. This Agreement shall become effective on the Effective Date at the time the Commission declares the Registration Statement effective. The Company shall immediately notify the Underwriter when the Registration Statement becomes effective. Until such time as this Agreement shall have become effective, it may be terminated by the Company, by notifying the Underwriter, or by the Underwriter, by notifying the Company, except that the provisions of Sections 5 and 8 shall at all times be effective.

12. Representations, Warranties and Agreements to Survive Delivery. The representations, warranties, indemnities, agreements and other statements of the Company and its officers set forth in or made pursuant to this Agreement and the agreements of the Underwriter contained in Section 8 hereof shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Company or controlling persons of the Company, or by or on behalf of the Underwriter or controlling persons of the Underwriter or any termination or cancellation of this Agreement and shall survive delivery of and payment for the Shares.

13. Amendments; Entire Agreement. No alteration or amendment to this Agreement shall be binding or effective unless the same is set forth in a writing signed by a duly authorized representative of each party. This Agreement embodies the entire agreement and understanding of the parties with respect to the subject matter hereof, and supersedes any and all prior agreements, arrangements and understandings relating thereto.

14. Notices. Except as otherwise provided in this Agreement, all notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand, mailed by registered or certified mail, return receipt requested, or transmitted by any standard form of telecommunication and confirmed. Notices to the Company shall be sent to 7325 Oswego Road, Liverpool, New York 13090, Attention: Joseph C. Passalaqua, Chief Executive Officer (with a copy to Arter & Hadden LLP, 1717 Main Street, Suite 4100, Dallas, Texas 75201, Attention: Joel Held); and notices to the Underwriter shall be sent to 3811 Turtle Creek Blvd., Suite 520, Dallas, Texas 75219,
Attention: James S. Harris. Any such notices and other communications shall take effect at the time of receipt thereof (except in the case of any such notice or other communication given via standard from of telecommunication and confirmed wherein it shall take effect at the time of confirmation thereof).

15. Binding Effect; Assignment. This Agreement is made solely for the benefit of the Underwriter and the Company and, to the extent expressed, directors and officers of the Company, any person controlling the Company or the Underwriter, and their respective successors and assigns. No other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include any purchaser, in its status as such purchaser, of the Shares. This Agreement may not be assigned by either party without the express written consent of the other party.

16. Arbitration. The parties hereto agree that any claim, controversy, dispute or disagreement (a "Dispute") between the parties arising out of or relating to this Agreement shall be submitted for arbitration in Dallas, Texas before an arbitrator agreed upon by the parties. If the parties fail to agree upon an arbitrator, each party shall select one arbitrator, and the two arbitrators so selected shall select a third arbitrator who is experienced in the subject matter of such Dispute. The arbitrator agreed upon by the parties or so selected shall have sole and complete jurisdiction over the arbitration, which shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The decision of the arbitrator shall be reduced to writing and shall be binding on the parties, and judgment upon the award rendered by the arbitrator may be entered and execution had in any court of competent jurisdiction, or application may be made to such court for a judicial acceptance of the award and an order of enforcement. The charges and expenses of the arbitrator shall be shared equally by the parties to the arbitration.

17. Governing Law. This Agreement shall be governed by the laws of the State of Texas, without giving effect to the choice of law or conflicts of law principles thereof.

18. Facsimile Execution and Counterparts. This Agreement may be executed by facsimile and in one or more counterparts, and when a counterpart has been executed by each party hereto all such counterparts taken together shall constitute one and the same Agreement.

      If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this shall become a binding agreement between the Company and you in accordance with its terms.

                                    Very truly yours,

                                    bright-technologies.com, inc.


                                    By:/S/ Joseph C. Passalaqua
                                       ------------------------------
                                    Print Name:  Joseph C. Passalaqua
                                    Its:  Chief Executive Officer


CONFIRMED AND ACCEPTED,
as of April 30, 1999.

ROCKCREST SECURITIES L.L.C.

By:/S/ James S. Harris
   -------------------------------
Print Name:  James S. Harris
Its:  President

                                    EXHIBIT A

                    [ROCKCREST SECURITIES L.L.C. LETTERHEAD]

                                  May __, 1999

                            Selected Dealer Agreement

      Re: Best Efforts Offering of a minimum of 1,000,000, and a maximum of 1,800,000, Shares of Common Stock of bright-technologies.com, inc. (the "Offering")

Ladies and Gentlemen:

      We have entered into an Underwriting Agreement (the "Underwriting Agreement") with bright-technologies.com, inc., a Delaware corporation ("Bright"), under which we have agreed to use our best efforts to sell a minimum of 1,000,000, and a maximum of 1,800,000, shares (the "Shares") of common stock of Bright at an offering price of $5.00 per Share, all as described in Bright's Prospectus, dated May __, 1999 (the "Prospectus"), a copy of which has previously been furnished to you.

      In connection with the performance of our obligations under the Underwriting Agreement, we are authorized to engage you as a selected dealer for the offer and sale of Shares, and to pay you all or a portion of our commissions and fees for Shares sold by you, all as is more fully set forth herein. In further consideration of your participation in the offering and sale of the Shares, and as an inducement to you to become a selected dealer, Bright, by its execution of this Agreement, agrees to extend to you certain of the benefits provided to us in the Underwriting Agreement, and to indemnify you against certain civil liabilities under the Securities Act of 1933, as amended (the "Securities Act"). Unless the context otherwise requires, all of the capitalized terms used herein shall have the meaning given to such terms in the Underwriting Agreement. You are hereby invited to become a selected dealer and, as such, to use your best efforts to procure purchasers of Shares in accordance with the terms and provisions of this Agreement.

1. Representations and Warranties of Bright.

      All of the representations and warranties contained in Section 1(a) of the Underwriting Agreement are incorporated herein by this reference and given to you by Bright as though fully set forth herein.

2. Offering and Sale of Shares.

      (a) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, we hereby appoint you as a selected dealer during the Offering Period to offer to potential investors in Bright in accordance with the terms of the Prospectus up to _______ Shares, and you agree to use your best efforts as selected dealer, promptly following the date of this Agreement (the "Effective Date"), to offer and sell such number of Shares to potential investors at the price and in accordance with the terms stated in the Prospectus. Notwithstanding anything to the contrary herein, you acknowledge that we may, in our discretion, provide written notice (a "Notice") to you reducing the number of Shares you may offer for sale hereunder at any time after ____________ __, 1999; provided, however, that we shall not reduce such number of Shares below the number of Shares for which you have received subscriptions from subscribers (the "Subscriptions") prior to your receipt of our Notice.

      (b) All sales of Shares will be conditioned upon acceptance by Bright from each subscriber for Shares of a subscription agreement, duly executed by each such subscriber and accompanied by payment of the purchase price for the Shares subscribed for by each such subscriber (the "Subscription Documents"). Bright shall have the right, in its sole discretion, to reject the Subscription of any potential purchaser of Shares.

      (c) The offering of Shares by you will be made to potential investors solely in the states in which you are registered to sell and listed in Exhibit A to this Agreement. You acknowledge that, as of the date hereof, the Shares have been registered for sale in the states listed on Exhibit B hereto only, and that you will not offer for sale or sell Shares in any other state without the prior written consent of Rockcrest Securities L.L.C.

      (d) The Shares will be offered and sold by you only to persons who warrant or represent that they or their beneficiaries meet the financial suitability requirements as set forth in the Prospectus and such other conditions as may be required by the states in which the Shares are offered or sold.

      (e) Subject to the terms and conditions herein set forth, we agree that we shall pay to you commissions equal to ___% of the Subscriptions of subscribers whose Subscriptions were obtained by you in your capacity as selected dealer pursuant to this Agreement, such commissions to be paid on the date commissions are paid to us pursuant to the Underwriting Agreement.

      (f) Notwithstanding the provisions of Sections 2(e) of this Agreement, you understand and agree that no commissions, fees or other compensation shall be payable to us or to you if Bright has not received and accepted Subscriptions aggregating at least $5,000,000 within 180 days from the commencement of this Offering (the "Offering Termination Date").

3. Subscription Payments.

      (a) Payments received by us or you for Subscriptions shall be made payable to "FIRSTAR BANK of Minnesota, N.A., Trust Division, Escrow Agent."

      (b) You shall transfer all such funds to us by noon of the next business day after their receipt by you so that we may transfer them to FIRSTAR BANK of Minnesota N.A., Trust Division (the "Escrow Agent") by noon of the next business day after their receipt by us for deposit in escrow in accordance with the Prospectus. In the event that sale of at least 1,000,000 shares offered in this Offering (the "Minimum Offering") is not achieved on or before the Offering Termination Date, all funds held in the escrow account established with the Escrow Agent (the "Escrow Account") shall, within 10 days after the Offering Termination Date, be returned directly to the respective subscribers, together with any interest earned thereon. In the event the Minimum Offering is achieved on or before the Offering Termination Date, all funds held in the Escrow Account attributable to subscribers whose Subscriptions are rejected by Bright, together with any interest earned thereon, as well as any interest earned on the funds of subscribers whose Subscriptions are accepted by Bright, shall, within 10 days after the Offering Termination Date, be returned or disbursed, as the case may be, to such subscribers.

4. Suitability.

      (a) As a selected dealer, you are aware of the suitability standards that an offeree must meet and represent. As such, you will make reasonable inquiry to assure that there is compliance with such standards.

      (b) In recommending the purchase of Shares in Bright, you shall:

            (1) Have reasonable grounds to believe, on the basis of information obtained from the offeree concerning his investment objectives, other investments, financial situation and needs, and any other information known by you or any associated person, that:

                  (i) the offeree is or will be in a financial position
            appropriate to enable him to realize to a significant extent the benefits described in the Prospectus;

                  (ii) the offeree has a fair market net worth sufficient to sustain the risks inherent in an investment in Shares, including loss of investment and lack of liquidity; and

                  (iii) the purchase of Shares is otherwise suitable for the offeree.

            (2) Maintain in your file documents disclosing the basis upon which the determination of suitability was reached as to each offeree.

      (c) Notwithstanding the provisions of subsection (b) above, you shall not execute any transaction of Shares in any discretionary account without prior written approval of the transaction by the offeree.

      (d) Prior to executing a purchase transaction of Shares, you shall inform the offeree of all pertinent facts relating to the liquidity and marketability of the Shares and the other risks of the Offering disclosed in the Prospectus.

5. Disclosure.

      (a) Prior to participating in the offering, you shall have reasonable grounds to believe, based on information made available to you by Bright through a prospectus or other materials, that all material facts are adequately and accurately disclosed and provide a basis for evaluating the Offering.

      (b) In determining the adequacy of disclosed facts pursuant to subsection
(a) hereof, you shall obtain information on material facts relating at a minimum to the following, if relevant in view of the nature of the Offering:

            (1)   items of compensation;
            (2)   physical properties;
            (3)   tax aspects;
            (4)   financial stability and experience of Bright;
            (5)   conflicts of interest and risk factors; and
            (6)   appraisals and other pertinent reports.

      (c) For the purpose of subsections (a) or (b) hereof, you may rely upon the results of an inquiry conducted by another NASD member or members, provided that:

            (1) the member or persons associated with a member has reasonable grounds to believe that such inquiry was conducted with due care;

            (2) the results of the inquiry were provided to you with the consent of the member or members conducting or directing the inquiry; and

            (3) no member that participated in the inquiry is a sponsor of the Offering or an affiliate of such sponsor.

6. Covenants and Undertakings of the Selected Dealer.

      (a) You agree to comply with all of the covenants applicable to us in the Underwriting Agreement.

      (b) You expressly represent and undertake that you will fully comply with Sections 8, 24, 25 and 36 of the Rules of Fair Practice of the National Association of Securities Dealers, Inc.

7. Closing Conditions.

      Your obligation to deliver Subscription Documents to Bright for acceptance by it is subject to the satisfaction on or before each of the Closing Dates of the conditions set forth in Section 7 of the Underwriting Agreement. If any condition to your obligations hereunder shall not have been fulfilled when it is required by this Agreement to be fulfilled, you may waive any such condition which has not been fulfilled, extend the time for its fulfillment or terminate this Agreement. In the event that you elect to terminate this Agreement, all Subscription Documents, Subscription funds held, checks and other documents and instruments delivered to you for the purchase of the Shares shall be returned to the subscribers, together with their pro rata share of any interest earned on Subscription funds, accompanied by a notice from you of the cancellation and termination of the offering of the Shares.

8. Indemnification.

      (a) Subject to the conditions set forth below, Bright and Rockcrest Securities L.L.C. agree to indemnify and hold harmless you, each of your officers, directors and employees and each person, if any, who controls you within the meaning of Section 15 of the Securities Act, against any and all loss, liability, claim, damage and expense whatsoever (including but not limited to any and all expenses whatsoever reasonably incurred in investigating, preparing for, defending against or settling any litigation, commenced or threatened, or any claim whatsoever) arising out of or based upon:

            (1) any alleged untrue statement of a material fact contained in the Prospectus as from time to time amended or supplemented or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such statement or omission was made in reliance upon and in conformity with written information furnished to Bright with respect to you, by you or on your behalf expressly for use in the Prospectus or any amendment or supplement thereof; and

            (2) the failure or alleged failure of Rockcrest Securities L.L.C. or Bright to comply with requirements of federal and state securities law.

      If any action is brought against you or any such officer, director, employee or controlling person in respect of which indemnity may be sought against Bright pursuant to the foregoing paragraph, you or such officer, director, employee or controlling person shall promptly notify Bright in writing of the institution of such action and Bright shall assume the defense of such action, including the employment of counsel (reasonably satisfactory to you or such officer, director, employee or controlling person) and payment of expenses. You or any such officer, director, employee or controlling person shall have the right to employ personal counsel in any such case, but the fees and expenses of such counsel shall be at the expense of you or such officer, director, employee or controlling person unless the employment of such counsel shall have been authorized in writing on behalf of Bright in connection with the defense of such action or Bright shall not have employed such counsel to have charge of the defense of such action or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to Bright (in which case Bright shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events the reasonable fees and expenses of not more than one additional counsel for you and such officers, directors, employees and controlling person (which firm shall be designated in writing by you) shall be borne by Bright. Anything in this paragraph to the contrary notwithstanding, Bright shall not be liable for any settlement of any such claim or action effected without its written consent, which shall not be withheld unreasonably. The indemnity agreement contained in this Section 8(a) and the warranties and representations contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of you or any such officer, director, employee or controlling person, and shall survive any termination of this Agreement. You agree promptly to notify Bright of the assertion of any claim or of the commencement of any litigation or proceedings against you or Bright in connection with the issuance and sale of the Shares or in connection with the Prospectus.

      (b) You agree to indemnify and hold harmless Rockcrest Securities L.L.C., Bright, and each of the officers, directors and employees of Rockcrest Securities L.L.C. and Bright, and each other person, if any, who controls Rockcrest Securities L.L.C. or Bright within the meaning of Section 15 of the Securities Act to the same extent as the foregoing indemnity from Bright to you but only with respect to:

            (1) the statements or omissions, if any, made in the Prospectus or any amendment or supplement thereof in reliance upon, and in conformity with, written information furnished with respect to you, by you or on your behalf expressly for use in such Prospectus or any amendment or supplement thereof; and

            (2) the failure or alleged failure of you to comply with the requirements of federal or state securities law.

In case any action shall be commenced based on such Prospectus or amendment or supplement thereof and in respect of which indemnity may be sought against you, you shall have the rights and duties given to Bright and each other person so indemnified shall have the rights and duties given to you by the provisions of the second paragraph of Section 8(a) above. The indemnity agreements contained in this Section 8(b) shall remain in full force and effect regardless of any investigation made by or on behalf of any person indemnified herein, and shall survive any termination of this Agreement. Bright agrees promptly to notify you of the assertion of any claim, or of the commencement of any litigation or proceeding against Bright or any officer or director of Bright or any person who controls Bright within the meaning of Section 15 of the Securities Act, in connection with the issuance and sale of the Shares or in connection with the Prospectus.

9. Representations and Agreement to Survive.

      Except as the context otherwise requires, all representations, warranties and agreements contained in this Agreement shall remain operative and in full force and effect and shall survive each Closing Date.

10. Effective Date, Term and Termination of This Agreement.

      (a) This Agreement shall become effective on the Effective Date. You or Bright may elect to prevent this Agreement from becoming effective without liability of any party to any other party, except as provided in subsection (c) of this Section 10, by giving notice of such election to the other parties hereto before the time this Agreement otherwise would become effective.

      (b) You shall have the right to terminate this Agreement at any time during the Offering Period if any representations or warranties hereunder shall be found to have been incorrect or misleading or Bright shall fail, refuse or be unable to perform any of its agreements hereunder or to fulfill any condition of your obligations hereunder of if the Prospectus shall have been amended or supplemented despite your objection to such amendment or supplement; or

            (1) if all trading on the New York Stock Exchange or the American Stock Exchange (in this Section collectively called "Exchange") shall have been suspended, or minimum or maximum prices for trading generally shall have been required on the Exchange by the Exchange or by order of the Securities and Exchange Commission or any other governmental authority having jurisdiction; or

            (2) if the United States shall have become involved in a war or major hostilities; or

            (3) if a banking moratorium has been declared by a state or Federal authority; or

            (4) if Bright or its properties shall have sustained a material or substantial loss by fire, flood, accident, earthquake or other calamity or malicious act which, whether or not said loss shall have been insured, will in your opinion make it inadvisable to proceed with the offering and sale of the Shares; or if there shall have been such change in the condition or prospects of Bright or in the levels of the prime interest rate or long-term mortgage rate or in the condition of securities markets generally as in your judgment would make it inadvisable to proceed with the offering and sale of the Shares.

      (c) If for any reason this Agreement shall not become effective or the offering hereunder is terminated, Bright shall not have any liability to you except for such liabilities, if any, as may exist or thereafter arise under
Section 8 hereof.

11. Notices.

      (a) All communications hereunder, except as herein otherwise specifically provided, shall be in writing and if sent to you shall be mailed, delivered or telegraphed and confirmed to you at the address on the signature page of this Agreement; if sent to us or Bright shall be mailed, delivered or telegraphed and confirmed to us at our address on page 1 hereof and to Bright at 7325 Oswego Road, Liverpool, New York 13090, Attention: Joseph C. Passalaqua, Chief Executive Officer (with a copy to Arter & Hadden LLP, 1717 Main Street, Ste. 4100, Dallas, Texas 75201, Attention: Joel Held).

      (b) Notice shall be deemed to be given by you to us or Bright, or by us or Bright to you as of the third business day after the same is mailed, delivered or telegraphed as provided in Section 11 (a) above.

12. Parties.

      This Agreement shall inure solely to the benefit of and shall be binding upon you, us and, to the extent provided herein, Bright and the respective successors and assigns of such parties. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person or entity, other than the parties hereto and their respective successors and assigns, and their respective controlling persons, officers, directors and employees, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the parties hereto and their respective successors and assigns and said controlling persons and said officers, directors and employees, and for the benefit of no other person or entity. No purchaser of any of the Shares from you or us shall be construed a successor or assign by reason merely of such purchase.

13. Construction.

      This Agreement shall be construed in accordance with the laws of the State of Texas.

14. Counterparts.

      This Agreement may be executed in multiple counterparts, each of which is considered an original and shall be binding upon the party executing the same, but all of such counterparts shall constitute the same agreement.

      If the foregoing correctly sets forth the understanding between us, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

                                    Very truly yours,

                                    ROCKCREST SECURITIES L.L.C.

                                    By:
                                       ---------------------------------
                                       James S. Harris, President

Accepted as of the date first above written.

Name:____________________________
By:______________________________
Title:___________________________
Address:_________________________
_________________________________
_________________________________

      Bright hereby agrees to be bound by the terms and provisions contained in this Agreement which are applicable to it including the indemnification provisions of Section 8.

                                    bright-technologies.com, inc.

                                    By:______________________________
                                    Name:
                                    Title:

                                   EXHIBIT B

THIS WARRANT AND THE SHARES ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. EXCEPT AS OTHERWISE SET FORTH HEREIN, NEITHER THIS WARRANT NOR ANY OF SUCH SHARES MAY BE SOLD, OFFERED FOR SALE, ASSIGNED, TRANSFERRED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION UNDER SUCH ACT OR AN OPINION OF COUNSEL THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT. ANY SUCH SALE, ASSIGNMENT OR TRANSFER MUST ALSO COMPLY WITH APPLICABLE STATE SECURITIES LAWS.

                          COMMON STOCK PURCHASE WARRANT

                       RIGHT TO PURCHASE 100,000 SHARES OF
                     COMMON STOCK, PAR VALUE $.001 PER SHARE

      THIS CERTIFIES THAT, for value received, ROCKCREST SECURITIES L.L.C. or its registered assigns, is entitled to purchase from bright-technologies.com, inc., a Delaware corporation (the "Company"), at any time or from time to time during the period specified in Paragraph 2 hereof, one hundred thousand (100,000) fully paid and nonassessable shares of the Company's common stock, par value $.001 per share (the "Common Stock"), at an exercise price equal to $6.00 per share (the "Exercise Price"). The term "Warrant Shares," as used herein, refers to the shares of Common Stock purchasable hereunder. The Warrant Shares and the Exercise Price are subject to adjustment as provided in Paragraph 4 hereof.

      This Warrant is subject to the following terms, provisions, and conditions:

1. Manner of Exercise; Issuance of Certificates; Payment for Shares. Subject to the provisions hereof, this Warrant may be exercised by the holder hereof, and/or any permitted transferee specified in Section 7 below, in whole, but not in part, by the surrender of this Warrant together with a completed exercise agreement in the form attached hereto (the "Exercise Agreement"), to the Company during normal business hours on any business day at the Company's principal executive offices (or such other office or agency of the Company as it may designate by notice to the holder hereof), and upon payment of the Exercise Price. At the option of the holder of this Warrant, the Exercise Price may be paid to the Company in cash, by certified or official bank check or by wire transfer for the account of the Company. The Warrant Shares so purchased shall be deemed to be issued to the holder hereof or such holder's designee, as the record owner of such shares, as of the close of business on the date on which this Warrant shall have been surrendered, the completed Exercise Agreement shall have been delivered, and payment shall have been made for such shares as set forth above. Certificates for the Warrant Shares so purchased shall be delivered to the holder hereof within a reasonable time, not to


COMMON STOCK PURCHASE WARRANT - Page 1
exceed three (3) business days after this Warrant shall have been so exercised. The certificates so delivered shall be in such denominations as may be requested by the holder hereof and shall be registered in the name of such holder or such other name as shall be designated by such holder.

      2. Period of Exercise. This Warrant may be exercised, at the option of the holder, in whole, but not in part, during an exercise period commencing one year after the date on which the registration statement on Form SB-2 for registration of the Company's Common Stock becomes effective (the "Registration Statement Effective Date") pursuant to the Securities Act of 1933, as amended (the "1933 Act"), and ending at 5:00 p.m., Central time, four years after the Registration Statement Effective Date (the "Exercise Period").

      3. Certain Agreements of the Company. The Company hereby covenants and agrees as follows:

            (a) Shares to be Fully Paid. All Warrant Shares will, upon issuance in accordance with the terms of this Warrant, be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof.

            (b) Reservation of Shares. During the Exercise Period, the Company shall at all times have authorized, and reserved for the purpose of issuance upon exercise of this Warrant, a sufficient number of shares of Common Stock to provide for the exercise of this Warrant.

            (c) Successors and Assigns. This Warrant will be binding upon any entity succeeding to the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets.

            4. Antidilution Provisions. During the Exercise Period, the Exercise Price and the number of Warrant Shares shall be subject to adjustment from time to time as provided in this Paragraph 4. In the event that any adjustment of the Exercise Price as required herein results in a fraction of a cent, such Exercise Price shall be rounded up to the nearest cent.

            (a) Subdivision or Combination of Common Stock. If the Company at any time subdivides (by any stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise) any shares of Common Stock into a greater number of shares, then, after the date of record for effecting such subdivision, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time combines (by reverse stock split, recapitalization, reorganization, reclassification or otherwise) any shares of Common Stock into a smaller number of shares, then, after the date of record for effecting such combination, the Exercise Price in effect immediately prior to such combination will be proportionately increased.


COMMON STOCK PURCHASE WARRANT - Page 2

            (b) Adjustment in Number of Shares. Upon each adjustment of the Exercise Price pursuant to the provisions of this Paragraph 4, the number of shares of Common Stock issuable upon exercise of this Warrant shall be adjusted by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of shares of Common Stock issuable upon exercise of this Warrant immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

            (c) Consolidation, Merger or Sale. In case of any consolidation of the Company with, or merger of the Company into any other entity, or in case of any sale or conveyance of all or substantially all of the assets of the Company other than in connection with a plan of complete liquidation of the Company, then as a condition of such consolidation, merger or sale or conveyance, adequate provision will be made whereby the holder of this Warrant will have the right to acquire and receive upon exercise of this Warrant in lieu of the shares of Common Stock immediately theretofore acquirable upon the exercise of this Warrant, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore acquirable and receivable upon exercise of this Warrant had such consolidation, merger or sale or conveyance taken place. In any such case, the Company will make appropriate provision to insure that the provisions of this Paragraph 4 will thereafter be applicable as nearly as may be in relation to any shares of stock or securities thereafter deliverable upon the exercise of this Warrant.

            (d) Notice of Adjustment. Upon the occurrence of any event which requires any adjustment of the Exercise Price, then, and in each such case, the Company shall give notice thereof to the holder of this Warrant, which notice shall state the Exercise Price resulting from such adjustment and the increase or decrease in the number of Warrant Shares purchasable at such price upon exercise, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Such calculation shall be certified by independent public accountants then engaged by the Company.

            (e) Minimum Adjustment of Exercise Price. No adjustment of the Exercise Price shall be made in an amount of less than 1% of the Exercise Price in effect at the time such adjustment is otherwise required to be made, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which, together with any adjustments so carried forward, shall amount to not less than 1% of such Exercise Price.

            (f) No Fractional Shares. No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but the Company shall pay a cash adjustment in respect of any fractional shares which would otherwise be issuable in an amount equal to


COMMON STOCK PURCHASE WARRANT - Page 3
      the same fraction of the Market Price (as defined herein) of a share of Common Stock on the date of such exercise.

            (g) Other Notices. In case at any time:

                  (i) the Company shall declare any dividend upon the Common
            Stock payable in shares of stock of any class or make any other distribution (including dividends or distributions payable in cash out of retained earnings) to the holders of the Common Stock;

                  (ii) the Company shall offer for subscription pro rata to the holders of the Common Stock any additional shares of stock of any class or other rights;

                  (iii) there shall be any capital reorganization of the
            Company, or reclassification of the Common Stock, or consolidation or merger of the Company with or into, or sale of all or substantially all its assets to, another corporation or entity; or

                  (iv) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, in each such case, the Company shall give to the holder of this Warrant
(a) notice of the date on which the books of the Company shall close or a record shall be taken for determining the holders of Common Stock entitled to receive any such dividend, distribution, or subscription rights or for determining the legal holders of Common Stock entitled to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up and (b) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, notice of the date (or, if not then known, a reasonable approximation thereof by the Company) when the same shall take place. Such notice shall also specify the date on which the holders of Common Stock shall be entitled to receive such dividend, distribution, or subscription rights or to exchange their Common Stock for stock or other securities or property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding-up, as the case may be. Such notice shall be given at least 30 days prior to the record date or the date on which the Company's books are closed in respect thereto. Failure to give any such notice or any defect therein shall not affect the validity of the proceedings referred to in clauses (i), (ii), (iii) and (iv) above.

            (h) Certain Events. If any event occurs of the type contemplated by the adjustment provisions of this Paragraph 4, but not expressly provided for by such provisions, the Company will give notice of such event as provided in Paragraph 4(d) hereof, and the Company's Board of Directors will make an appropriate adjustment in the Exercise Price and the number of shares of Common Stock acquirable upon exercise of this Warrant so that the rights of the holder shall be neither enhanced nor diminished by such event.


COMMON STOCK PURCHASE WARRANT - Page 4

            (i) Certain Definitions:

                  (i) "Market Price" as of any date, means (x) the average of the last reported sale prices on the principal trading market for the Common Stock for the five (5) trading days immediately preceding the date of any such determination, or (y) if market value cannot be calculated as of such date on the foregoing basis, Market Price shall be the fair market value as reasonably determined in good faith by the Board of Directors of the Company. The manner of determining the Market Price of the Common Stock set forth in the foregoing definition shall apply with respect to any other security in respect of which a determination as to market value must be made hereunder.

                  (ii) "Common Stock" for the purposes of this Paragraph 4,
            includes the Common Stock, par value $.001 per share, or shares resulting from any subdivision or combination of such Common Stock, or in the case of any reorganization, reclassification, consolidation, or sale of the character referred to in Paragraph 4(c) hereof, the stock or other securities or property provided for in such Paragraph.

      5. Issue Tax. The issuance of certificates for Warrant Shares upon the exercise of this Warrant shall be made without charge to the holder of this Warrant or such shares for any issuance tax or other costs in respect thereof, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than the holder of this Warrant.

      6. No Rights or Liabilities as a Shareholder. This Warrant shall not entitle the holder hereof to any voting rights or other rights as a shareholder of the Company. No provision of this Warrant, in the absence of affirmative action by the holder hereof to purchase Warrant Shares, and no mere enumeration herein of the rights or privileges of the holder hereof, shall give rise to any liability of such holder for the Exercise Price or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

      7. Transfer and Replacement of Warrant.

            (a) Restriction on Transfer. Until one year after the Registration Statement Effective Date, this Warrant and the rights granted to the holder hereof are transferable only to officers or partners of Rockcrest Securities L.L.C. and other members of the selling group, in whole or in part, upon surrender of this Warrant, together with a properly executed assignment in the form attached hereto, at the office of the Company referred to in Paragraph 7(d) below, provided, however, that any transfer or assignment shall be subject to the conditions set forth in Paragraph 7(e). Until due presentment for registration of transfer on the books of the Company, the Company may treat the


COMMON STOCK PURCHASE WARRANT - Page 5
      registered holder hereof as the owner and holder hereof for all purposes, and the Company shall not be affected by any notice to the contrary.

            (b) Replacement of Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft, or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company, at its expense, will execute and deliver, in lieu thereof, a new warrant of like tenor.

            (c) Cancellation; Payment of Expenses. Upon the surrender of this Warrant in connection with any transfer or replacement as provided in this Paragraph 7, this Warrant shall be promptly cancelled by the Company. The Company shall pay all taxes (other than securities transfer taxes) and all other expenses (other than legal expenses, if any, incurred by the holder) in connection with the preparation, execution, and delivery of Warrants pursuant to this Paragraph 7.

            (d) Register. The Company shall maintain, at its principal executive offices (or such other office of the Company as it may designate by notice to the holder hereof), a register for this Warrant, in which the Company shall record the name and address of the person in whose name this Warrant has been issued, as well as the name and address of each transferee and each prior owner of this Warrant.

            (e) Exercise or Transfer Without Registration. If, at the time of the surrender of this Warrant in connection with any exercise, transfer, or exchange of this Warrant, this Warrant (or in the case of any exercise, the Warrant Shares issuable hereunder) shall not be registered under the 1933 Act and under applicable state securities or blue sky laws, the Company may require, as a condition of allowing such exercise, transfer, or exchange (i) that the holder or transferee of this Warrant, as the case may be, furnish to the Company a written opinion of counsel, which opinion and counsel are reasonably acceptable to the Company, to the effect that such exercise, transfer or exchange may be made without registration under said Act and under applicable state securities or blue sky laws, and (ii) that the holder or transferee execute and deliver to the Company an investment letter in form and substance acceptable to the Company. The first holder of this Warrant, by taking and holding the same, represents to the Company that such holder is acquiring this Warrant for investment and not with a view to the distribution thereof.

      8. No Registration Rights. The holder of this Warrant understands that neither this Warrant nor the Warrant Shares have been registered under the 1933 Act or the securities laws of any state, and cannot be sold unless they are subsequently registered under the 1933 Act and any applicable state securities laws or an exemption from registration is available. Further, the holder


COMMON STOCK PURCHASE WARRANT - Page 6
of this Warrant understands that only the Company can take action so as to register the Warrant or Warrant Shares on behalf of the Company and the Company is under no obligation to do so.

      9. Notices. All notices, requests and other communications required or permitted to be given or delivered hereunder to the holder of this Warrant shall be in writing, and shall be personally delivered, or shall be sent by certified or registered mail or by recognized overnight mail courier, postage prepaid and addressed to such holder at the address shown for such holder on the books of the Company, or at such other address as shall have been furnished to the Company by notice from such holder. All notices, requests, and other communications required or permitted to be given or delivered hereunder to the Company shall be in writing, and shall be personally delivered, or shall be sent by certified or registered mail or by recognized overnight mail courier, postage prepaid and addressed to the office of the Company at 7325 Oswego Road, Liverpool, New York 13090, Attention: Chief Executive Officer, or at such other address as shall have been furnished to the holder of this Warrant by notice from the Company. Any such notice, request or other communication may be sent by facsimile, but shall in such case be subsequently confirmed by a writing personally delivered or sent by certified or registered mail or by recognized overnight mail courier as provided above. All notices, requests and other communications shall be deemed to have been given either at the time of the receipt thereof by the person entitled to receive such notice at the address of such person for purposes of this Paragraph 9 or, if mailed by registered or certified mail or with a recognized overnight mail courier upon deposit with the United States Post Office or such overnight mail courier, if postage is prepaid and the mailing is properly addressed, as the case may be.

      10. Governing Law. THIS WARRANT SHALL BE GOVERNED AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO THE BODY OF LAW CONTROLLING CONFLICTS OF LAW.

      11. Miscellaneous.

            (a) Amendments. This Warrant and any provision hereof may only be amended by an instrument signed by the Company and the holder hereof.

            (b) Descriptive Headings. The descriptive headings of the several paragraphs of this Warrant are inserted for purposes of reference only, and shall not affect the meaning or construction of any of the provisions hereof.


COMMON STOCK PURCHASE WARRANT - Page 7

      IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer.

                                    bright-technologies.com, inc.


                                    By:_________________________________________

                                    Name:_______________________________________

                                    Title:______________________________________

                                    Dated as of May __, 1999


COMMON STOCK PURCHASE WARRANT - Page 8

                           FORM OF EXERCISE AGREEMENT

                                                              Dated: ___________

TO: bright-technologies.com, inc.

      The undersigned, pursuant to the provisions set forth in the within Warrant, hereby agrees to purchase _____ shares of Common Stock covered by such Warrant, and makes payment herewith of $_________ in full therefor at the price per share provided by such Warrant in cash or by certified or official bank check in the amount of $_______. Please issue a certificate or certificates for such shares of Common Stock in the name of and pay any cash for any fractional share to:

                                    Name:_______________________________________

                                    Signature:__________________________________

                                    Address:____________________________________
                                            ____________________________________

                                    Note: The above signature should correspond
                                          exactly with the name on the face of
                                          the within Warrant.


COMMON STOCK PURCHASE WARRANT - Page 9

                               FORM OF ASSIGNMENT

      FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers all the rights of the undersigned under the within Warrant, with respect to the number of shares of Common Stock covered thereby set forth hereinbelow, to:

Name of Assignee              Address                       No. of Shares
----------------              -------                       -------------

and hereby irrevocably constitutes and appoints _____________________________ as agent and attorney-in-fact to transfer said Warrant on the books of the within-named corporation, with full power of substitution in the premises.

Dated:_______________________

In the presence of:

_____________________________

                                    Name:_______________________________________

                                    Signature:__________________________________

                                    Address:____________________________________
                                            ____________________________________

                                    Note: The above signature should correspond
                                          exactly with the name on the face of
                                          the within Warrant.


COMMON STOCK PURCHASE WARRANT - Page 10

                                    EXHIBIT C

                       ARTER & HADDEN LLP OPINION MATTERS

      (i) The Company has been duly incorporated under the laws of the State of Delaware, and is validly existing and in good standing under the laws of the State of Delaware. The Subsidiary is duly incorporated, validly existing and in good standing under the laws of the State of Georgia. Each of the Company and the Subsidiary has full corporate power and authority to own or lease its properties and to conduct its business as such business is described in the Prospectus.

      (ii) The capital stock of the Company conforms to the description thereof contained in the Prospectus in all material respects. To counsel's knowledge, the capital stock of the Company authorized and issued as of ___________, 1999 is as set forth under the caption "Capitalization" in the Prospectus, has been duly authorized and validly issued, and is fully paid and nonassessable.

      (iii) The issuance, sale and delivery of the Shares in accordance with the terms and conditions of this Agreement have been duly authorized by all necessary actions of the Company. All of the Shares have been duly and validly authorized and, when delivered in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable, and will conform to the description thereof in the Registration Statement and the Prospectus in all material respects. There are no preemptive or other rights to subscribe for or to purchase, any shares of capital stock or equity securities of the Company pursuant to the certificate of incorporation or by-laws of the Company.

      (iv) The Company has all requisite corporate power to enter into and perform its obligations under this Agreement, and this Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except as the enforcement hereof or thereof may be limited by general principles of equity and by bankruptcy or other laws relating to or affecting creditors' rights generally, and except as the indemnification and contribution provisions hereof may be limited under applicable laws and certain remedies may not be available in the case of a non-material breach.

      (v) To counsel's knowledge, the Company is not in breach or violation of, or default under, with or without notice or lapse of time or both, its certificate of incorporation or by-laws. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement do not and will not conflict with, result in the creation or imposition of any material lien, claim, charge, encumbrance or restriction upon any property or assets of the Company pursuant to, or constitute a material breach or violation of, or constitute a material default under, with or without notice or lapse of time or both, any of the terms, provisions or conditions of the certificate of incorporation or by-laws of the Company, or to counsel's knowledge, any material contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease, franchise, license or any other agreement or instrument to which the Company or the Subsidiary is a party or by which any of them or any of their respective properties may be bound or any order, decree, judgment, franchise, license, permit, rule or regulation of any court, arbitrator, government, or governmental agency or instrumentality, domestic or foreign, known to such counsel having jurisdiction over the Company or the Subsidiary or any of their respective properties which, in each case, is material to the Company and the Subsidiary on a consolidated basis.

      (vi) Except as set forth in the Registration Statement and the Prospectus, to such counsel's knowledge, (a) no action, suit or proceeding at law or in equity is pending or threatened in writing to which the Company or the Subsidiary is or may be a party, and (b) no action, suit or proceeding is pending or threatened in writing against or affecting the Company or the Subsidiary or any of their properties, before or by any court or governmental official, commission, board or other administrative agency, authority or body, or any arbitrator, wherein an unfavorable decision, ruling or finding would reasonably be expected to have a material adverse effect on the consummation of this Agreement or the issuance and sale of the Shares as contemplated herein or a Material Adverse Effect or which is required to be disclosed in the Registration Statement or the Prospectus and is not so disclosed.

      (vii) No authorization, approval, consent or order of or filing, registration or qualification with, any person (including, without limitation, any court, governmental body or authority) is required in connection with the transactions contemplated by this Agreement, the Registration Statement and the Prospectus, except such as have been obtained under the 1933 Act and except such as may be required under state securities laws or Interpretations or Rules of the NASD in connection with the purchase and distribution of the Shares by the Underwriter.

      (viii) The Registration Statement and the Prospectus and any amendments or supplements thereto and any documents incorporated therein by reference (other than the financial statements or other financial data included therein or omitted therefrom and Underwriter's Information, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations as of their respective dates of effectiveness.

      (ix) To counsel's knowledge, there are no contracts, agreements, leases or other documents of a character required to be disclosed in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement that are not so disclosed or filed.

      (x) Such counsel has been advised by the staff of the Commission that the Registration Statement has become effective under the 1933 Act; any required filing of the Prospectus pursuant to Rule 424(b) has been made within the time period required by Rule 424(b); and to counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for a stop order are pending or threatened by the Commission.

      In giving the above opinion, such counsel may state (1) that, insofar as such opinion involves factual matters, it has relied upon certificates of officers of the Company and the Subsidiary, (2) that its opinion is limited to matters governed by the federal laws of the United States of America, the General Corporation Law of the State of Delaware, and the laws of the State of Texas and (3) that it has, to the extent it deems proper, relied upon written statements or certificates of officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company and the Subsidiary.

      Such counsel shall also confirm that, in connection with the preparation of the Registration Statement and Prospectus, such counsel has participated in conferences with certain officers and representatives of the Company and with their independent public accountants and with the Underwriter and counsel for the Underwriter, at which conferences such counsel made inquiries of such officers, representatives and accountants and discussed the contents of the Registration Statement and Prospectus (without taking further action to verify independently the statements made in the Registration Statement and the Prospectus, and without assuming responsibility for the accuracy or completeness of such statements, except to the extent expressly provided above) and such counsel has no reason to believe (A) that the Registration Statement or any amendment thereto (except for the financial statements, notes thereto and the related schedules and other financial, accounting and statistical data included therein or omitted therefrom or the Underwriter's Information, as to which such counsel need express no opinion), at the time the Registration Statement or any such amendment became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (B) that the Prospectus or any amendment or supplement thereto (except for the financial statements, the notes thereto and the related schedules and other financial, accounting and statistical data included therein or omitted therefrom or the Underwriter's Information, as to which such counsel need express no opinion), at the time the Registration Statement became effective (or, if the term "Prospectus" refers to the prospectus first filed pursuant to Rule 424(b) of the 1933 Act Regulations, at the time the Prospectus was issued) and, at the time any such amended or supplemented Prospectus was issued, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made.